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PATHLIGHT TECHNOLOGY, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
MARCH  , 2001

    The undersigned stockholder hereby appoints DAVID C. COSTINE and RANDOLPH HOOD, and each of them, with full power of substitution and with discretionary authority, the attorneys of the undersigned to vote all shares registered in the name of the undersigned at the Special Meeting of Stockholders of Pathlight Technology, Inc. ("Pathlight") to be held on      , March  , 2001, at 10:30 a.m., local time, at Pathlight's corporate headquarters, 9 Brown Road, Ithaca, New York 14850, or at any adjournment thereof, with respect to the proposal to approve and adopt the merger agreement among Advanced Digital Information Corporation ("ADIC"), PTech Acquisition, Inc., which is a newly formed, wholly owned subsidiary of ADIC, and Pathlight, and the transactions contemplated by the merger agreement, including the merger of PTech Acquisition, Inc. with Pathlight resulting in Pathlight becoming a wholly owned subsidiary of ADIC, as well as the form of and manner in which the consideration is to be paid to the stockholders of Pathlight and all other matters which may come before the special meeting or any adjournment or postponement thereof.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE PROPOSALS. THE BOARD OF DIRECTORS OF PATHLIGHT RECOMMENDS A VOTE FOR THE FIRST PROPOSAL.

IMPORTANT—THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

FOLD AND DETACH HERE

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

		FOR [ ]	AGAINST [ ]	ABSTAIN [ ]
1.	Approval and adoption of the merger agreement dated as of January 30, 2001 among Advanced Digital Information Corporation, Ptech Acquisition, Inc., which is a newly formed, wholly owned subsidiary of ADIC, and Pathlight, and the transactions contemplated by the merger agreement, including the merger of PTech Acquisition, Inc. with Pathlight resulting in Pathlight becoming a wholly owned subsidiary of ADIC, as well as the form of and manner in which the consideration is to be paid to the stockholders of Pathlight.
2.	WITH DISCRETIONARY AUTHORITY AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
Signature	Date: , 2001

Sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, officer, administrator, trustee, or guardian, please give full title as such.

PLEASE VOTE

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PATHLIGHT TECHNOLOGY, INC. PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH , 2001
PLEASE VOTE